EXHIBIT 99.1

                                                          Corporate Headquarters
                                                      5333 Westheimer, Suite 600
                                                            Houston, Texas 77056

                                                    NEWS RELEASE
                                                    Contact: Richard W. Neff
                                                             Eileen Ketchum

                                                    Phone:   713-351-4100
                                                    Fax:     713-335-2222
                                                    Website: www.icopolymers.com
                                                    Pages:   2
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              ICO INC. ANNOUNCES TIMOTHY J. GOLLIN RESIGNS AS CEO;
                     BOARD NAMES JON C. BIRO AS INTERIM CEO

     Houston, TX, July 17, 2003 - ICO, Inc. (Nasdaq: ICOC) announced today that Timothy J. Gollin, Chief Executive Officer, has resigned effective today.

     The Board of Directors has appointed Jon C. Biro, an ICO board member and the Company's Chief Financial Officer, to assume Gollin's responsibilities as CEO until a new CEO is elected. The Company also announced that it has engaged a nationally-recognized search firm to seek out a permanent CEO.

     Biro said, "We have executed the major points of the restructuring plan which this management team set out to complete. We remain dedicated to production of proprietary polymer products serving a variety of plastics industry segments, as well as to continued provision of size reduction services under the well established WEDCO service mark. ICO's employees are skilled and dedicated, and they remain committed to serving our customers. I am looking forward to serving as ICO's interim CEO and believe that the Company is well positioned to increase its market share in its core businesses." Biro remains the Company's Chief Financial Officer, but Brad Leuschner, ICO's Chief Accounting Officer, will assume his position as Treasurer on an interim basis.

     The Board of Directors expressed their appreciation for Gollin's service to the Company. Chris O'Sullivan, the Company's Chairman of the Board, said, "ICO is grateful to Tim for his contribution to the Company during the past two years. Tim has been an important part of the management team that has sharpened the Company's strategic focus, restructured its business, and laid the groundwork for the next stage of the Company's evolution."

     In conjunction with the termination of Gollin's employment agreement, the Company will pay Gollin severance equal to one year's base salary. Such severance will be in the amount of $247,500, and will be paid to Gollin over the next six months.

     Jon C. Biro, a certified public accountant, has been principally employed as Chief Financial Officer and Treasurer of ICO since April 2002. From September 1996 to April 2002, he was employed as Senior Vice President, Chief Accounting Officer and Treasurer of ICO, and from October 1994 to September 1996, he was employed as Controller of ICO. Prior to that time, Mr. Biro was with a predecessor of PricewaterhouseCoopers LLP.

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     Through  twenty plants worldwide, ICO Polymers produces and markets ICORENE and COTENE rotational molding powders, as well as ICOFLO powdered processing aids and ICOTEX powders for textile producers. ICO additionally provides WEDCO size reduction services for specialty polymers. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates, and additives primarily for the film industry.

     This press release contains forward-looking statements, which are not statements of historical facts and involve certain risks, uncertainties and assumptions. These include, but are not limited to, demand for the Company's services and products, business cycles and other industry conditions, prices of commodities, international risks, operational risks, strategic alternatives available to the Company, and other factors detailed in the Company's form 10-K for the fiscal year ended September 30, 2002 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

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